UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2015 (January 7, 2015)
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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering Drive
Suite 201
Houston, TX 77057
(Address of principal executive offices, including zip code.)

(888) 473-5150
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The Registrant has prepared this Amendment No. 2 ("Second Amendment") on Form 8-K/A to amend its Current Report on Form 8-K/A which was originally filed on January 12, 2015. The Company is filing Amendment No. 2 to include corrections to Exhibit 10.3 and update the disclosure under Item 5.03.

Item 5.03    Amendment of Certificate of Incorporation

On January 7, 2015, the Company filed a Certificate of Designations for the creation of a class of Series C Preferred Stock with the Nevada Secretary of State.  The number of shares constituting Series C Preferred is 1,000,000. The stated value is $20.00 per share.  The holders of the Series C Preferred are also entitled to a liquidation preference equal to the stated value plus all accrued and unpaid dividends. Each share of Series C Preferred is convertible into 1,000 shares of common stock; however the conversion price is subject to adjustment. Holders of shares of Series C Preferred vote together with the common stock as a single class and each holder of Series C Preferred shall be entitled to 5 votes for each share of Common Stock into which such shares of Series C Preferred held by them could be converted. The Company has the right to redeem the shares of Series C Preferred at any time after the date of issuance at a per share price equal to 125% of the stated value.  The Series C Preferred automatically converts to common stock upon certain specified events.

EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
10.3	Certificate of Designations for Series C Preferred Stock				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINERCO RESOURCES, INC.

Dated: January 12, 2015	By:	/s/ V. Scott Vanis
V. Scott Vanis
Chief Executive Officer